REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM







To the Shareholders and Board of Directors
Meehan Mutual Funds, Inc.

We have audited the accompanying statement of assets and liabilities of the Meehan Mutual Funds, Inc. (consisting of the Meehan Focus Fund), including the schedule of investments as of October 31, 2007, the related statement of operations for the year then ended, the statement of changes in net assets for the years ended October 31, 2007 and 2006, and the financial highlights for each of the five years in the period ended October 31, 2007. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2007, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Meehan Focus Fund as of October 31, 2007, the results of its operations for the year then ended, the changes in its net assets for the years ended October 31, 2007 and 2006, and the financial highlights for each of the five years in the period ended October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.




BRADY, MARTZ & ASSOCIATES, P.C.
Bismarck, North Dakota, USA
December 5, 2007